Exhibit 99.1

News Release
One M&T Plaza, Buffalo, NY 14203	April 15, 2026

M&T Bank Corporation (NYSE:MTB) announces first quarter 2026 results
M&T Bank Corporation ("M&T" or "the Company") reports quarterly net income of $664 million or $4.13 of diluted earnings per common share.

(Dollars in millions, except per share data)	1Q26	4Q25	1Q25
Earnings Highlights
Net interest income	$1,752	$1,779	$1,695
Taxable-equivalent adjustment	11	11	12
Net interest income - taxable-equivalent	1,763	1,790	1,707
Provision for credit losses	140	125	130
Noninterest income	689	696	611
Noninterest expense	1,438	1,379	1,415
Net income	664	759	584
Net income available to common shareholders - diluted	620	718	547
Diluted earnings per common share	4.13	4.67	3.32
Return on average assets - annualized	1.26%	1.41%	1.14%
Return on average common shareholders' equity - annualized	9.67	10.87	8.36
Average Balance Sheet
Total assets	$213,828	$212,891	$208,321
Interest-bearing deposits at banks	16,231	17,964	19,695
Investment securities	37,845	36,705	34,480
Loans	138,423	137,600	134,844
Deposits	164,268	165,057	161,220
Borrowings	16,759	14,619	14,154
Selected Ratios
(Amounts expressed as a percent, except per share data)
Net interest margin	3.71%	3.69%	3.66%
Efficiency ratio (1)	58.3	55.1	60.5
Net charge-offs to average total loans - annualized	.31	.54	.34
Allowance for loan losses to total loans	1.53	1.53	1.63
Nonaccrual loans to total loans	.89	.90	1.14
Common equity Tier 1 ("CET1") capital ratio (2)	10.33	10.84	11.50
Common shareholders' equity per share	$173.82	$173.49	$163.62
(1) A reconciliation of non-GAAP measures is included in the tables that accompany this release.
(2) CET1 capital ratio at March 31, 2026 is estimated.

Financial Highlights
•Net interest margin widened 2 basis points from the fourth quarter of 2025 to 3.71% in the recent quarter reflecting a decline in funding costs that outpaced a reduction in yields received on earning assets.
•Growth in average loans in the recent quarter reflects higher average balances of commercial and industrial loans, partially offset by lower average balances of commercial real estate and consumer loans.
•Noninterest income reflects the impact of the Company's election on January 1, 2026 to prospectively measure its residential mortgage loan servicing right assets at fair value and lower gains on commercial mortgage loans originated for sale, partially offset by a $33 million distribution from M&T's investment in Bayview Lending Group LLC ("BLG") in the recent quarter.
•The increase in noninterest expense includes seasonal salaries and employee benefits expense of $115 million, partially offset by lower other costs of operations reflecting a $30 million contribution to The M&T Charitable Foundation and amortization of residential mortgage loan servicing right assets each in the fourth quarter of 2025.
•The allowance for loan losses as a percent of total loans remained unchanged at March 31, 2026.
•In the recent quarter M&T repurchased 5.5 million shares of its common stock in accordance with its capital plan resulting in a total cost of $1.25 billion. M&T's CET1 capital ratio is estimated to be 10.33% at March 31, 2026.

Chief Financial Officer Commentary
"M&T continued to produce strong operating results and return capital to its shareholders in the recent quarter while investing in its businesses and expanding its operational capabilities in support of our strategic objectives of operational excellence and teaming for growth to meet the needs of our customers and make a difference in people's lives. I am pleased to report the successful conversion of our core general ledger platform earlier this week."

- Daryl N. Bible, M&T's Chief Financial Officer

Contact:
Investor Relations: Rajiv Ranjan    716.842.5138
Steve Wendelboe    716.842.5138
Media Relations: Frank Lentini     929.651.0447

First Quarter 2026 Results

Non-GAAP Measures (1)

(Dollars in millions, except per share data)	1Q26	4Q25	Change 1Q26 vs. 4Q25	1Q25	Change 1Q26 vs. 1Q25
Net operating income	$671	$767	-12%	$594	13%
Diluted net operating earnings per common share	4.18	4.72	-11	3.38	24
Annualized return on average tangible assets	1.33%	1.49%		1.21%
Annualized return on average tangible common equity	14.51	16.24		12.53
Efficiency ratio	58.3	55.1		60.5
Tangible equity per common share	$115.96	$117.45	-1	$111.13	4

(1)A reconciliation of non-GAAP measures is included in the tables that accompany this release.
M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.

Taxable-equivalent Net Interest Income

(Dollars in millions)	1Q26	4Q25	Change 1Q26 vs. 4Q25	1Q25	Change 1Q26 vs. 1Q25
Average earning assets	$192,594	$192,366	—%	$189,116	2%
Average interest-bearing liabilities	136,480	135,492	1	129,938	5
Net interest income - taxable-equivalent	1,763	1,790	-2	1,707	3
Yield on average earning assets	5.36%	5.46%		5.52%
Cost of interest-bearing liabilities	2.33	2.51		2.70
Net interest spread	3.03	2.95		2.82
Net interest margin	3.71	3.69		3.66
Taxable-equivalent net interest income decreased $27 million, or 2%, as compared with the fourth quarter of 2025 reflecting two less calendar days in the recent quarter. Taxable-equivalent net interest income increased $56 million, or 3%, as compared with the year-earlier first quarter reflecting growth in average loans and investment securities and favorable earning asset and interest-bearing liability repricing, including an improved impact from interest rate swap agreements.

First Quarter 2026 Results

Average Earning Assets

(Dollars in millions)	1Q26	4Q25	Change 1Q26 vs. 4Q25	1Q25	Change 1Q26 vs. 1Q25
Interest-bearing deposits at banks	$16,231	$17,964	-10%	$19,695	-18%
Trading account	95	97	-2	97	-3
Investment securities	37,845	36,705	3	34,480	10
Loans
Commercial and industrial	63,804	62,257	2	61,056	5
Real estate - commercial	23,496	24,101	-3	26,259	-11
Real estate - residential	24,817	24,765	—	23,176	7
Consumer	26,306	26,477	-1	24,353	8
Total loans	138,423	137,600	1	134,844	3
Total earning assets	$192,594	$192,366	—	$189,116	2
Average earning assets rose $228 million from the fourth quarter of 2025 reflecting loan growth and purchases of investment securities, partially offset by a decrease in interest-bearing deposits at banks. Loan growth in the recent quarter reflected higher average commercial and industrial loan balances of $1.5 billion, including higher balances of loans to the financial and insurance industry, partially offset by lower average balances of commercial real estate loans of $605 million and consumer loans of $171 million.
Average earning assets increased $3.5 billion from the first quarter of 2025. Average interest-bearing deposits at banks decreased $3.5 billion as liquidity was deployed to originate loans and purchase investment securities. The growth in average loans reflected higher average balances of commercial and industrial loans of $2.7 billion, including growth in loans to the financial and insurance industry, an increase in average residential real estate loan balances of $1.6 billion and higher average consumer loan balances of $2.0 billion, reflecting growth in average balances of recreational finance, automobile loans and home equity loans and lines of credit. Those increases were partially offset by a $2.8 billion decline in average commercial real estate loan balances, reflecting payoffs.

Average Interest-bearing Liabilities

(Dollars in millions)	1Q26	4Q25	Change 1Q26 vs. 4Q25	1Q25	Change 1Q26 vs. 1Q25
Interest-bearing deposits
Savings and interest-checking deposits	$106,593	$107,287	-1%	$101,564	5%
Time deposits	13,128	13,586	-3	14,220	-8
Total interest-bearing deposits	119,721	120,873	-1	115,784	3
Short-term borrowings	5,695	2,064	176	2,869	98
Long-term borrowings	11,064	12,555	-12	11,285	-2
Total interest-bearing liabilities	$136,480	$135,492	1	$129,938	5
Average interest-bearing liabilities in the recent quarter rose $988 million from the fourth quarter of 2025 reflecting an increase in short-term borrowings from the FHLB of New York, partially offset by a decline in average interest-bearing deposits and long-term borrowings, including maturities of senior notes.
Average interest-bearing liabilities increased $6.5 billion from the first quarter of 2025, as growth in average savings and interest-checking deposits of $5.0 billion and higher average short-term borrowings from the FHLB of New York were partially offset by a $1.1 billion decline in average time deposits due to maturities.

First Quarter 2026 Results

Provision for Credit Losses/Asset Quality

(Dollars in millions)	1Q26	4Q25	Change 1Q26 vs. 4Q25	1Q25	Change 1Q26 vs. 1Q25
At end of quarter
Nonaccrual loans	$1,240	$1,252	-1%	$1,540	-19%
Real estate and other foreclosed assets	27	35	-23	34	-22
Total nonperforming assets	1,267	1,287	-2	1,574	-20
Accruing loans past due 90 days or more (1)	646	561	15	384	68
Nonaccrual loans as % of loans outstanding	.89%	.90%		1.14%

Allowance for loan losses	$2,136	$2,116	1	$2,200	-3
Allowance for loan losses as % of loans outstanding	1.53%	1.53%		1.63%
Reserve for unfunded credit commitments	$95	$80	19	$60	58

For the period
Provision for loan losses	$125	$140	-11	$130	-4
Provision for unfunded credit commitments	15	(15)	—	—	—
Total provision for credit losses	140	125	12	130	8
Net charge-offs	105	185	-44	114	-8
Net charge-offs as % of average loans (annualized)	.31%	.54%		.34%

(1)Predominantly government-guaranteed residential real estate loans.
The provision for credit losses was $140 million in the first quarter of 2026 as compared with $125 million in the immediately preceding quarter and $130 million in the first quarter of 2025. The allowance for loan losses as a percent of loans outstanding was 1.53% at each of March 31, 2026 and December 31, 2025, improved from 1.63% at March 31, 2025. The 10 basis-point improvement from March 31, 2025 reflects lower levels of criticized loans.
Nonaccrual loans were $1.2 billion and $1.3 billion at March 31, 2026 and December 31, 2025, respectively, compared with $1.5 billion at March 31, 2025. The lower level of nonaccrual loans at March 31, 2026 and December 31, 2025 as compared with March 31, 2025 reflects decreases in commercial and industrial, commercial real estate and consumer nonaccrual loans.

First Quarter 2026 Results

Noninterest Income

(Dollars in millions)	1Q26	4Q25	Change 1Q26 vs. 4Q25	1Q25	Change 1Q26 vs. 1Q25
Mortgage banking revenues	$127	$155	-18%	$118	8%
Service charges on deposit accounts	139	140	-1	133	5
Trust income	183	184	-1	177	3
Brokerage services income	35	34	3	32	9
Trading account and other non-hedging derivative gains	14	19	-26	9	43
Gain (loss) on bank investment securities	4	1	238	—	—
Other revenues from operations	187	163	14	142	31
Total	$689	$696	-1	$611	13
Effective January 1, 2026, the Company elected to prospectively measure its residential mortgage loan servicing right assets at fair value with changes in fair value reflected in mortgage banking revenues. As a result, amortization associated with residential mortgage loan servicing right assets previously recognized in other costs of operations before 2026 is no longer recorded. Instead beginning in 2026, fair value changes in residential mortgage loan servicing right assets, inclusive of the realization of expected net servicing revenues over time, are included in mortgage banking revenues. On December 31, 2025, the Company began economically hedging the risk of fair value changes in these assets through the use of various interest rate derivative contracts, for which changes in fair value are also reflected in mortgage banking revenues.

Noninterest income in the first quarter of 2026 decreased $7 million, or 1%, from 2025's fourth quarter.
•Mortgage banking revenues declined $28 million reflecting the impact of the Company's fair value accounting election described above that reduced residential mortgage banking revenues and lower gains on commercial mortgage loans originated for sale.
•Trading account and other non-hedging derivative gains decreased $5 million reflecting a decrease in revenues from interest rate swap transactions with commercial customers.
•Other revenues from operations increased $24 million reflecting a $33 million distribution from M&T's investment in BLG in the recent quarter, partially offset by lower merchant discount and credit card fees.
Noninterest income rose $78 million, or 13%, as compared with the first quarter of 2025.
•Mortgage banking revenues increased $9 million reflecting a rise in residential mortgage loan servicing income, partially offset by the impact of the Company's accounting election in 2026 described above.
•Service charges on deposit accounts increased $6 million reflecting higher commercial service charges.
•Trust income rose $6 million reflecting higher revenues from the Company's global capital markets and wealth advisory services businesses.
•Trading account and other non-hedging derivative gains increased $5 million reflecting higher revenues from interest rate swap transactions with commercial customers.
•Other revenues from operations increased $45 million reflecting a $33 million distribution from M&T's investment in BLG and higher letter of credit and other credit-related fees each in the recent quarter.

First Quarter 2026 Results

Noninterest Expense

(Dollars in millions)	1Q26	4Q25	Change 1Q26 vs. 4Q25	1Q25	Change 1Q26 vs. 1Q25
Salaries and employee benefits	$914	$809	13%	$887	3%
Equipment and net occupancy	133	134	—	132	—
Outside data processing and software	144	146	-2	136	5
Professional and other services	93	105	-11	84	11
FDIC assessments	23	(8)	—	23	—
Advertising and marketing	21	32	-35	22	-6
Amortization of core deposit and other intangible assets	9	10	-1	13	-27
Other costs of operations	101	151	-34	118	-15
Total	$1,438	$1,379	4	$1,415	2
Noninterest expense rose $59 million, or 4%, from the fourth quarter of 2025.
•Salaries and employee benefits expense increased $105 million reflecting $115 million of seasonally higher stock-based compensation, payroll-related taxes and other employee benefits expenses and the impact of annual merit increases, partially offset by two less working days and lower employee staffing levels in the first quarter of 2026.
•Professional and other services expense declined $12 million reflecting lower legal and review costs.
•Higher FDIC assessments reflect a reduction of estimated special assessment expense of $29 million in the fourth quarter of 2025.
•Advertising and marketing expense declined $11 million reflecting the seasonality of advertising campaigns.
•Other costs of operations decreased $50 million reflecting a contribution to The M&T Charitable Foundation of $30 million and the amortization associated with residential mortgage loan servicing right assets each in the fourth quarter of 2025.
Noninterest expense increased $23 million, or 2%, from the first quarter of 2025.
•Salaries and employee benefits expense increased $27 million reflecting higher salaries expense from annual merit and other increases and a rise in stock-based incentive compensation.
•Outside data processing and software costs rose $8 million reflecting costs associated with enhancements to the Company's technology infrastructure, cybersecurity and financial recordkeeping and reporting systems.
•Professional and other services expense increased $9 million reflecting higher legal and review costs.
•Other costs of operations decreased $17 million reflecting the amortization associated with residential mortgage loan servicing right assets in the first quarter of 2025, partially offset by higher expense associated with the Company's supplemental executive retirement savings plan in the recent quarter.

Income Taxes
The Company's effective income tax rate was 23.0% in the first quarter of 2026, compared with 21.8% and 23.2% in the fourth and first quarters of 2025, respectively. The lower effective income tax rate in 2025's final quarter reflects a discrete income tax benefit of $8 million claimed on prior year tax returns.

First Quarter 2026 Results

Capital and Liquidity

	1Q26		4Q25	1Q25
CET1	10.33%	(1)	10.84%	11.50%
Tier 1 capital	11.81	(1)	12.59	13.04
Total capital	13.61	(1)	14.44	14.50
Tangible capital – common	8.26		8.70	8.95

(1)Capital ratios at March 31, 2026 are estimated.
M&T's capital ratios remained well above the minimum set forth by regulatory requirements. Cash dividends declared on M&T's common and preferred stock totaled $224 million and $43 million, respectively, for the quarter ended March 31, 2026.
As a result of the Company's accounting election on January 1, 2026 to prospectively measure residential mortgage loan servicing right assets at fair value, the Company recorded an increase in capitalized servicing assets included in accrued interest and other assets of $263 million and a corresponding after-tax increase to retained earnings of $197 million, representing an 8 basis-point increase to CET1 capital on the election date.
M&T repurchased $1.25 billion of its common stock in accordance with its capital plan during the recent quarter, compared with $507 million and $662 million in the fourth quarter of 2025 and the first quarter of 2025, respectively.
The CET1 capital ratio for M&T was estimated at 10.33% as of March 31, 2026. M&T's total risk-weighted assets at March 31, 2026 are estimated to be $164.2 billion. Reflecting share repurchase activity and loan growth in the recent quarter, M&T's tangible common equity to tangible asset ratio at March 31, 2026 decreased 44 basis points from December 31, 2025.
While not subject to the liquidity coverage ratio ("LCR") requirements, M&T estimates that its LCR on March 31, 2026 was 107%, exceeding the regulatory minimum standards that would be applicable if it were a Category III institution subject to the Category III reduced LCR requirements.

Conference Call
Investors will have an opportunity to listen to M&T's conference call to discuss first quarter financial results today at 8:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 347-7315. International participants, using any applicable international calling codes, may dial (785) 424-1755. Callers should reference M&T Bank Corporation or the conference ID #MTBQ126. The conference call will be webcast live through M&T's website at https://ir.mtb.com/news-events/events-presentations. A replay of the call will be available through Wednesday April 22, 2026, by calling (800) 723-5759 or (402) 220-2662 for international participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/news-events/events-presentations.

About M&T
M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services with a branch and ATM network spanning the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

First Quarter 2026 Results

Forward-Looking Statements
This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.
Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control.
Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted.
While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events, developments and current conditions in the financial services industry, including trust, brokerage and investment management businesses; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; domestic or international political developments and other geopolitical events, including trade and tariff policies and international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-, brokerage-, and investment management-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the initiation and outcome of potential, pending and future litigation, investigations and governmental proceedings, including tax-related examinations and other matters; operational risk events, including loss resulting from fraud by employees or persons outside M&T and breaches in data and cybersecurity; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors.
M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2025, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements.

First Quarter 2026 Results
Financial Highlights

	Three Months Ended
	March 31,
(Dollars in millions, except per share, shares in thousands)	2026	2025	Change
Performance
Net income	$664	$584	14%
Net income available to common shareholders	620	547	13
Per common share:
Basic earnings	4.16	3.33	25
Diluted earnings	4.13	3.32	24
Cash dividends	1.50	1.35	11
Common shares outstanding:
Average - diluted	150,109	165,047	-9
Period end	146,917	162,552	-10
Return on (annualized):
Average total assets	1.26%	1.14%
Average common shareholders' equity	9.67	8.36
Taxable-equivalent net interest income	$1,763	$1,707	3
Yield on average earning assets	5.36%	5.52%
Cost of interest-bearing liabilities	2.33	2.70
Net interest spread	3.03	2.82
Contribution of interest-free funds	.68	.84
Net interest margin	3.71	3.66
Net charge-offs to average total net loans (annualized)	.31	.34
Net operating results (1)
Net operating income	$671	$594	13
Diluted net operating earnings per common share	4.18	3.38	24
Return on (annualized):
Average tangible assets	1.33%	1.21%
Average tangible common equity	14.51	12.53
Efficiency ratio	58.3	60.5

	At March 31,
Loan quality	2026	2025	Change
Nonaccrual loans	$1,240	$1,540	-19%
Real estate and other foreclosed assets	27	34	-22
Total nonperforming assets	$1,267	$1,574	-20
Accruing loans past due 90 days or more (2)	$646	$384	68
Government guaranteed loans included in totals above:
Nonaccrual loans	$85	$69	22
Accruing loans past due 90 days or more	634	368	72
Nonaccrual loans to total loans	.89%	1.14%
Allowance for loan losses to total loans	1.53	1.63
Additional information
Period end common stock price	$206.72	$178.75	16
Full-service domestic banking offices (3)	930	955	-3
Full-time equivalent employees	21,866	22,291	-2

(1) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.
(2) Predominantly government-guaranteed residential real estate loans.
(3) In the first quarter of 2026, thirteen domestic branches formerly classified as full service were designated as limited service per regulatory filings.

First Quarter 2026 Results
Financial Highlights, Five Quarter Trend

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions, except per share, shares in thousands)	2026	2025	2025	2025	2025
Performance
Net income	$664	$759	$792	$716	$584
Net income available to common shareholders	620	718	754	679	547
Per common share:
Basic earnings	4.16	4.71	4.85	4.26	3.33
Diluted earnings	4.13	4.67	4.82	4.24	3.32
Cash dividends	1.50	1.50	1.50	1.35	1.35
Common shares outstanding:
Average - diluted	150,109	153,712	156,553	160,005	165,047
Period end	146,917	151,840	154,518	156,532	162,552
Return on (annualized):
Average total assets	1.26%	1.41%	1.49%	1.37%	1.14%
Average common shareholders' equity	9.67	10.87	11.45	10.39	8.36
Taxable-equivalent net interest income	$1,763	$1,790	$1,773	$1,722	$1,707
Yield on average earning assets	5.36%	5.46%	5.59%	5.51%	5.52%
Cost of interest-bearing liabilities	2.33	2.51	2.71	2.71	2.70
Net interest spread	3.03	2.95	2.88	2.80	2.82
Contribution of interest-free funds	.68	.74	.80	.82	.84
Net interest margin	3.71	3.69	3.68	3.62	3.66
Net charge-offs to average total net loans (annualized)	.31	.54	.42	.32	.34
Net operating results (1)
Net operating income	$671	$767	$798	$724	$594
Diluted net operating earnings per common share	4.18	4.72	4.87	4.28	3.38
Return on (annualized):
Average tangible assets	1.33%	1.49%	1.56%	1.44%	1.21%
Average tangible common equity	14.51	16.24	17.13	15.54	12.53
Efficiency ratio	58.3	55.1	53.6	55.2	60.5

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan quality	2026	2025	2025	2025	2025
Nonaccrual loans	$1,240	$1,252	$1,512	$1,573	$1,540
Real estate and other foreclosed assets	27	35	37	30	34
Total nonperforming assets	$1,267	$1,287	$1,549	$1,603	$1,574
Accruing loans past due 90 days or more (2)	$646	$561	$432	$496	$384
Government guaranteed loans included in totals above:
Nonaccrual loans	85	83	71	75	69
Accruing loans past due 90 days or more	634	543	403	450	368
Nonaccrual loans to total loans	.89%	.90%	1.10%	1.16%	1.14%
Allowance for loan losses to total loans	1.53	1.53	1.58	1.61	1.63
Additional information
Period end common stock price	$206.72	$201.48	$197.62	$193.99	$178.75
Full-service domestic banking offices (3)	930	942	942	941	955
Full-time equivalent employees	21,866	22,080	22,383	22,590	22,291

(1) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.
(2) Predominantly government-guaranteed residential real estate loans.
(3) In the first quarter of 2026, thirteen domestic branches formerly classified as full service were designated as limited service per regulatory filings.

First Quarter 2026 Results
Condensed Consolidated Statement of Income

	Three Months Ended
	March 31,
(Dollars in millions)	2026	2025	Change
Interest income	$2,536	$2,560	-1%
Interest expense	784	865	-9
Net interest income	1,752	1,695	3
Provision for credit losses	140	130	8
Net interest income after provision for credit losses	1,612	1,565	3
Other income
Mortgage banking revenues	127	118	8
Service charges on deposit accounts	139	133	5
Trust income	183	177	3
Brokerage services income	35	32	9
Trading account and other non-hedging derivative gains	14	9	43
Gain (loss) on bank investment securities	4	—	—
Other revenues from operations	187	142	31
Total other income	689	611	13
Other expense
Salaries and employee benefits	914	887	3
Equipment and net occupancy	133	132	—
Outside data processing and software	144	136	5
Professional and other services	93	84	11
FDIC assessments	23	23	—
Advertising and marketing	21	22	-6
Amortization of core deposit and other intangible assets	9	13	-27
Other costs of operations	101	118	-15
Total other expense	1,438	1,415	2
Income before taxes	863	761	13
Income taxes	199	177	12
Net income	$664	$584	14%

First Quarter 2026 Results
Condensed Consolidated Statement of Income, Five Quarter Trend

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2026	2025	2025	2025	2025
Interest income	$2,536	$2,637	$2,680	$2,609	$2,560
Interest expense	784	858	919	896	865
Net interest income	1,752	1,779	1,761	1,713	1,695
Provision for credit losses	140	125	125	125	130
Net interest income after provision for credit losses	1,612	1,654	1,636	1,588	1,565
Other income
Mortgage banking revenues	127	155	147	130	118
Service charges on deposit accounts	139	140	141	137	133
Trust income	183	184	181	182	177
Brokerage services income	35	34	34	31	32
Trading account and other non-hedging derivative gains	14	19	18	12	9
Gain (loss) on bank investment securities	4	1	1	—	—
Other revenues from operations	187	163	230	191	142
Total other income	689	696	752	683	611
Other expense
Salaries and employee benefits	914	809	833	813	887
Equipment and net occupancy	133	134	129	130	132
Outside data processing and software	144	146	138	138	136
Professional and other services	93	105	81	86	84
FDIC assessments	23	(8)	13	22	23
Advertising and marketing	21	32	23	25	22
Amortization of core deposit and other intangible assets	9	10	10	9	13
Other costs of operations	101	151	136	113	118
Total other expense	1,438	1,379	1,363	1,336	1,415
Income before taxes	863	971	1,025	935	761
Income taxes	199	212	233	219	177
Net income	$664	$759	$792	$716	$584

First Quarter 2026 Results
Condensed Consolidated Balance Sheet

	March 31,
(Dollars in millions)	2026	2025	Change
ASSETS
Cash and due from banks	$1,903	$2,109	-10%
Interest-bearing deposits at banks	14,445	20,656	-30
Trading account	92	96	-4
Investment securities	38,621	35,137	10
Loans:
Commercial and industrial	65,391	60,596	8
Real estate - commercial	23,345	25,867	-10
Real estate - residential	24,857	23,284	7
Consumer	26,321	24,827	6
Total loans	139,914	134,574	4
Less: allowance for loan losses	2,136	2,200	-3
Net loans	137,778	132,374	4
Goodwill	8,465	8,465	—
Core deposit and other intangible assets	55	93	-41
Other assets	13,377	11,391	17
Total assets	$214,736	$210,321	2%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$45,892	$49,051	-6%
Interest-bearing deposits	117,849	116,358	1
Total deposits	163,741	165,409	-1
Short-term borrowings	7,851	1,573	399
Long-term borrowings	11,175	10,496	6
Accrued interest and other liabilities	3,997	3,852	4
Total liabilities	186,764	181,330	3
Shareholders' equity:
Preferred	2,434	2,394	2
Common	25,538	26,597	-4
Total shareholders' equity	27,972	28,991	-4
Total liabilities and shareholders' equity	$214,736	$210,321	2%

First Quarter 2026 Results
Condensed Consolidated Balance Sheet, Five Quarter Trend

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in millions)	2026	2025	2025	2025	2025
ASSETS
Cash and due from banks	$1,903	$1,701	$1,950	$2,128	$2,109
Interest-bearing deposits at banks	14,445	17,068	16,751	19,297	20,656
Trading account	92	97	95	93	96
Investment securities	38,621	36,649	36,864	35,568	35,137
Loans:
Commercial and industrial	65,391	63,548	61,887	61,660	60,596
Real estate - commercial	23,345	23,819	24,046	24,567	25,867
Real estate - residential	24,857	24,874	24,662	24,117	23,284
Consumer	26,321	26,461	26,379	25,772	24,827
Total loans	139,914	138,702	136,974	136,116	134,574
Less: allowance for loan losses	2,136	2,116	2,161	2,197	2,200
Net loans	137,778	136,586	134,813	133,919	132,374
Goodwill	8,465	8,465	8,465	8,465	8,465
Core deposit and other intangible assets	55	64	74	84	93
Other assets	13,377	12,880	12,265	12,030	11,391
Total assets	$214,736	$213,510	$211,277	$211,584	$210,321

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$45,892	$46,509	$44,994	$47,485	$49,051
Interest-bearing deposits	117,849	120,400	118,432	116,968	116,358
Total deposits	163,741	166,909	163,426	164,453	165,409
Short-term borrowings	7,851	2,149	2,059	2,071	1,573
Long-term borrowings	11,175	10,911	12,928	12,380	10,496
Accrued interest and other liabilities	3,997	4,364	4,136	4,155	3,852
Total liabilities	186,764	184,333	182,549	183,059	181,330
Shareholders' equity:
Preferred	2,434	2,834	2,394	2,394	2,394
Common	25,538	26,343	26,334	26,131	26,597
Total shareholders' equity	27,972	29,177	28,728	28,525	28,991
Total liabilities and shareholders' equity	$214,736	$213,510	$211,277	$211,584	$210,321

First Quarter 2026 Results
Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three Months Ended						Change in Balance
	March 31,		December 31,		March 31,		March 31, 2026 from
	2026		2025		2025		December 31,	March 31,
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	2025	2025
ASSETS
Interest-bearing deposits at banks	$16,231	3.71%	$17,964	3.98%	$19,695	4.48%	-10%	-18%
Trading account	95	3.44	97	3.42	97	3.42	-2	-3
Investment securities	37,845	4.26	36,705	4.17	34,480	4.00	3	10
Loans:
Commercial and industrial	63,804	6.00	62,257	6.22	61,056	6.36	2	5
Real estate - commercial	23,496	6.03	24,101	6.21	26,259	6.16	-3	-11
Real estate - residential	24,817	4.56	24,765	4.60	23,176	4.44	—	7
Consumer	26,306	6.48	26,477	6.58	24,353	6.57	-1	8
Total loans	138,423	5.86	137,600	6.00	134,844	6.06	1	3
Total earning assets	192,594	5.36	192,366	5.46	189,116	5.52	—	2
Goodwill	8,465		8,465		8,465		—	—
Core deposit and other intangible assets	59		69		92		-14	-35
Other assets	12,710		11,991		10,648		6	19
Total assets	$213,828		$212,891		$208,321		—%	3%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$106,593	1.84%	$107,287	2.04%	$101,564	2.20%	-1%	5%
Time deposits	13,128	3.01	13,586	3.18	14,220	3.54	-3	-8
Total interest-bearing deposits	119,721	1.96	120,873	2.17	115,784	2.37	-1	3
Short-term borrowings	5,695	3.86	2,064	4.21	2,869	4.52	176	98
Long-term borrowings	11,064	5.49	12,555	5.51	11,285	5.65	-12	-2
Total interest-bearing liabilities	136,480	2.33	135,492	2.51	129,938	2.70	1	5
Noninterest-bearing deposits	44,547		44,184		45,436		1	-2
Other liabilities	4,153		4,245		3,949		-2	5
Total liabilities	185,180		183,921		179,323		1	3
Shareholders' equity	28,648		28,970		28,998		-1	-1
Total liabilities and shareholders' equity	$213,828		$212,891		$208,321		—%	3%
Net interest spread		3.03		2.95		2.82
Contribution of interest-free funds		.68		.74		.84
Net interest margin		3.71%		3.69%		3.66%

First Quarter 2026 Results
Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$664	$759	$792	$716	$584
Amortization of core deposit and other intangible assets (1)	7	8	6	8	10
Net operating income	$671	$767	$798	$724	$594
Earnings per common share
Diluted earnings per common share	$4.13	$4.67	$4.82	$4.24	$3.32
Amortization of core deposit and other intangible assets (1)	.05	.05	.05	.04	.06
Diluted net operating earnings per common share	$4.18	$4.72	$4.87	$4.28	$3.38
Other expense
Other expense	$1,438	$1,379	$1,363	$1,336	$1,415
Amortization of core deposit and other intangible assets	(9)	(10)	(10)	(9)	(13)
Noninterest operating expense	$1,429	$1,369	$1,353	$1,327	$1,402
Efficiency ratio
Noninterest operating expense (numerator)	$1,429	$1,369	$1,353	$1,327	$1,402
Taxable-equivalent net interest income	$1,763	$1,790	$1,773	$1,722	$1,707
Other income	689	696	752	683	611
Less: Gain (loss) on bank investment securities	4	1	1	—	—
Denominator	$2,448	$2,485	$2,524	$2,405	$2,318
Efficiency ratio	58.3%	55.1%	53.6%	55.2%	60.5%
Balance sheet data
Average assets
Average assets	$213,828	$212,891	$211,053	$210,261	$208,321
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(59)	(69)	(79)	(89)	(92)
Deferred taxes	19	22	24	26	27
Average tangible assets	$205,323	$204,379	$202,533	$201,733	$199,791
Average common equity
Average total equity	$28,648	$28,970	$28,583	$28,666	$28,998
Preferred stock	(2,576)	(2,691)	(2,394)	(2,394)	(2,394)
Average common equity	26,072	26,279	26,189	26,272	26,604
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(59)	(69)	(79)	(89)	(92)
Deferred taxes	19	22	24	26	27
Average tangible common equity	$17,567	$17,767	$17,669	$17,744	$18,074
At end of quarter
Total assets
Total assets	$214,736	$213,510	$211,277	$211,584	$210,321
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(55)	(64)	(74)	(84)	(93)
Deferred taxes	18	20	23	25	26
Total tangible assets	$206,234	$205,001	$202,761	$203,060	$201,789
Total common equity
Total equity	$27,972	$29,177	$28,728	$28,525	$28,991
Preferred stock	(2,434)	(2,834)	(2,394)	(2,394)	(2,394)
Common equity	25,538	26,343	26,334	26,131	26,597
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(55)	(64)	(74)	(84)	(93)
Deferred taxes	18	20	23	25	26
Total tangible common equity	$17,036	$17,834	$17,818	$17,607	$18,065

(1) After any related tax effect.